Exhibit 10.18

AMENDMENT NO. 4 TO GUARANTY AGREEMENT

THIS AMENDMENT NO. 4 TO GUARANTY AGREEMENT, dated as of February 1, 2006 (this “Amendment”), is entered into by PULITZER INC., a Delaware corporation (the “Guarantor”), in favor of the holders from time to time of the Notes issued under the below- described Note Agreement.

Recitals

A. St. Louis Post-Dispatch LLC, a Delaware limited liability company (the “Company”), entered into that certain Note Agreement dated as of May 1, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”) with the several Purchasers listed in the Purchaser Schedule attached thereto, pursuant to which the Company issued and sold to such Purchasers $306,000,000 aggregate principal amount of the Company’s 8.05% Senior Notes due April 28, 2009 (together with any other notes issued in substitution or exchange therefor pursuant to the terms of the Note Agreement, the “Notes”).

B. In connection with the Note Agreement, the Guarantor executed and delivered that certain Guaranty Agreement dated as of May 1, 2000, as amended by Amendment No. 1 to Guaranty Agreement dated as of August 7, 2000, Amendment No. 2 to Guaranty Agreement dated as of November 23, 2004 and Amendment No. 3 to Guaranty Agreement dated as of June 2005 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”).

C. The Guarantor was acquired by Lee Enterprises, Incorporated, a Delaware corporation (“Lee”), on June 3, 2005.

D. As of the date first above written, the undersigned holders of Notes together hold at least 51% of the aggregate outstanding principal amount of the Notes, and therefore constitute the Required Holder(s) (as defined in the Note Agreement) for purposes of this Amendment.

E. The Guarantor desires to make certain amendments and modifications to the Guaranty, as set forth in this Amendment, and the undersigned holders of Notes, subject to the terms and conditions set forth herein, are willing to agree to such amendments and modifications.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Guaranty.

2. Amendment to Paragraph 1.1 (Defined Terms). Section 1.1 of the Guaranty is amended by adding the following new definition in the appropriate alphabetical position therein:

““Lee” shall mean Lee Enterprises, Incorporated, a Delaware corporation.”

3. Amendments to Section 4.1 (Financial Statements).

(a) Clause (i) of Section 4.1 of the Guaranty is amended by deleting such clause in its entirety and replacing it with the following:

“(i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year of Lee, a consolidating and consolidated statement of income and a consolidated statement of cash flows of the Guarantor and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year (if applicable, in the case of the Company and its Subsidiaries), all in reasonable detail and certified by an authorized financial officer of Lee, subject to changes resulting from year-end adjustments;”

(b) Clause (ii) of Section 4.1 of the Guaranty is amended by deleting such clause in its entirety and replacing it with the following:

“(ii) as soon as practicable and in any event within 90 days after the end of each fiscal year of Lee, a consolidating and consolidated statement of income and a consolidating and consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such year and consolidated statements of cash flows and stockholders’ equity of the Guarantor and its Subsidiaries for such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holder(s) and, as to the consolidated statements, audited by independent public accountants of recognized standing selected by the Guarantor whose opinion shall be in scope and substance satisfactory to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of Lee;”

4. Representations and Warranties. The Guarantor represents and warrants as follows:

(a) Organization; Power and Authority; Enforceability. The Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has all requisite corporate power to execute and deliver this Amendment and to perform its obligations under this Amendment and the Guaranty as amended hereby. The execution and delivery by the Guarantor of this Amendment and the performance by the Guarantor of its obligations under this Amendment and the Guaranty as amended hereby have been duly authorized by all requisite corporate action on the part of the Guarantor. The Guarantor has duly executed and delivered this Amendment, and this Amendment and the Guaranty as amended hereby constitute the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

(b) No Default or Event of Default. No Default or Event of Default exists, either before or immediately after giving effect to this Amendment.

(c) No Material Adverse Change. Since December 26, 2004, there has been no material adverse change in (i) the business, condition or operations (financial or otherwise) of the Guarantor and its Subsidiaries, (ii) the ability of the Guarantor to perform its obligations under the Guaranty as amended hereby or the ability of the Company to perform its obligations under the Note Agreement or the Notes or (iii) the validity or enforceability of the Guaranty, the Note Agreement or the Notes.

The effectiveness of this Amendment is conditioned upon (i) the written consent of the Required Holder(s), as evidenced by such holders’ execution of this Amendment where indicated below, and (ii) the accuracy of each of the foregoing representations and warranties of the Guarantor.

5. Miscellaneous.

(a) References to Guaranty. Upon and after the date of this Amendment, each reference to the Guaranty in the Guaranty, the Note Agreement, the Notes or any other instrument or agreement entered into in connection therewith or otherwise related thereto shall mean and be a reference to the Guaranty as amended by this Amendment.

(b) Ratification and Confirmation. Except as specifically amended herein, the Guaranty shall remain in full force and effect, and is hereby ratified and confirmed.

(c) No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of Notes, nor constitute a waiver of any provision of the Guaranty, the Note Agreement, any Note or any other instrument or agreement entered into in connection therewith or otherwise related thereto.

(d) Expenses. The Guarantor agrees to pay promptly, or to cause the Company to pay promptly, all expenses of the holders of Notes related to this Amendment and all matters contemplated hereby, including, without limitation, all fees and expenses of the holders’ special counsel.

(e) GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(f) Counterparts. This Amendment may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document. Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written to become effective (subject to the last sentence of Section 4 hereof) as of such date.

GUARANTOR:

PULITZER INC.

By:	/S/ CARL G. SCHMIDT
Name:	CARL G. SCHMIDT
Title:	TREASURER

NOTE HOLDERS (To evidence consent to the amendment hereby of the Guaranty):

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Lemons
Vice President

AMERICAN GENERAL LIFE INSURANCE COMPANY
AIG ANNUITY INSURANCE COMPANY
AIG EDISON LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp., investment advisor

By:	/s/ Peter DeFazio
Name:	Peter DeFazio
Title:	Vice President

Signature Page to Amendment No. 4 to Guaranty Agreement

FIRST COLONY LIFE INSURANCE COMPANY

By:	/s/ John R. Endres
Name:	John R. Endres
Title:	Investment Officer

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Howard Stern
Name:	Howard Stern
Its Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY for its Group Annuity Separate Account

By:	Northwestern Investment Management Company

	By:	/s/ Howard Stern
	Name:	Howard Stern
Its Managing Director

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Cathy L. Schwartz
Name:	Cathy L. Schwartz
Title:	Assistant Vice President

By:	/s/ Diane W. Dales
Name:	Diane W. Dales
Title:	Assistant Secretary

Signature Page to Amendment No. 4 to Guaranty Agreement